Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Gaming and Leisure Properties, Inc. (the “Company”) hereby constitutes and appoints Brandon J. Moore, William J. Clifford and Desiree A. Burke, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration under the Securities Act of shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 20, 2015, by and among Pinnacle Entertainment, Inc. (“Pinnacle”), the Company and Gold Merger Sub, LLC, a direct wholly owned subsidiary of the Company (“Merger Sub”), and the transactions contemplated thereby (including the merger of Pinnacle with and into Merger Sub (the “Merger”)), including specifically but without limiting the generality of the foregoing, power and authority (i) to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-4 (or any successor form) or another appropriate form, and any amendment or amendments thereto, relating to shares of Company Common Stock issuable in connection with the Merger, together with any other documents required or appropriate in connection therewith; and (ii) to file any registration statement contemplated by clause (i), together with any other documents required or appropriate in connection therewith, with all exhibits thereto with the Commission; hereby granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The execution of this Power of Attorney is not intended to, and does not, revoke any prior powers of attorney. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents on the 28th day of August, 2015.

/s/ Wesley R. Edens
Wesley R. Edens
Director

/s/ David A. Handler
David A. Handler
Director

/s/ Joseph W. Marshall
Joseph W. Marshall
Director

/s/ E. Scott Urdang
E. Scott Urdang
Director